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                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.

                                                                       EXHIBIT B


                           PURCHASE AND SALE AGREEMENT


                  PURCHASE AND SALE AGREEMENT dated as of March 23, 1999, between * and * (each a "Seller", and collectively "Sellers"), and MCI WORLDCOM, Inc. ("Purchaser").

                             PRELIMINARY STATEMENTS

                  1. Pursuant to the following Securities Documents (as defined below), Sellers collectively hold the following Securities (as defined below):

                           (i) 15% Senior Secured Notes of Wireless One, Inc., a Delaware corporation and debtor and debtor in possession under a case pending under Chapter 11 of the Bankruptcy Code ("Wireless One"), due August 12, 1999, issued pursuant to the Amended and Restated Note Purchase Agreement dated as of February 12, 1999 (the "Wireless One DIP Note Purchase Agreement") in an aggregate principal amount of $18,854,986 (the "Wireless One DIP Note");

                           (ii) unsecured 13 1/2% Senior Discount Notes Due * of
         * , issued pursuant to the Indenture dated as of * (the " * Indenture"), in the aggregate principal amount of * (the " * Note * ");

                           (iii) unsecured 13% Senior Notes Due * of * , issued pursuant to the Indenture dated as of * (the " * Indenture" and together with the * Indenture, the " * Indentures"), in the aggregate principal amount of * (the " * Note * " and, together with the * Note Due 2006, the " * Notes");

                           (iv) Senior Secured Notes of CAI Wireless Systems, Inc., a Connecticut corporation ("CAI"), due October 14, 2000, issued pursuant to the Note Purchase Agreement dated as of October 14, 1998 (the "CAI Note Purchase Agreement") in an aggregate principal amount of the A Note equal to $30,000,000 (the "CAI A Note") and of the B Note equal to $50,000,000 (the "CAI B Note");


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                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


                           (v) unsecured 13% Senior Notes of CAI, due October 14, 2004, issued pursuant to the Indenture dated as of October 14, 1998 (the "CAI Senior Note Indenture") in the aggregate principal amount of $83,994,512 (the "CAI Notes");

                           (vi) 8,284,425 shares of common stock of CAI (the "CAI Stock");

                           (vii) unsecured 13.125% Senior Notes of * , a [Delaware] corporation, issued pursuant to an Indenture (the "PCTV Indenture") in an aggregate amount of * (the " * Notes"); and

                           (viii) unsecured 11.375% Senior Notes of CS Wireless Systems, Inc., a Delaware corporation ("CS") issued pursuant to the Indenture dated February 15, 1996 (the "CS Indenture") in an aggregate principal amount of $129,000,000 (the "CS Notes").

                  2. Sellers wish to sell and assign, and Purchaser wishes to purchase and assume, subject to the terms and conditions hereof:

                           (i) all right, title and interest and, with respect to the Wireless One DIP Note, the CAI A Note and CAI B Note, all obligations (other than liabilities for breaches thereof by, or other obligations thereunder of, such Seller accrued prior to the assignment to Purchaser hereunder), if any, of Sellers in and to the Wireless One DIP Note, the * Notes, the CAI A Note, the CAI B Note, the CAI Notes, the * Notes, the CS Notes and the CAI Stock, together with all accrued and unpaid interest thereon and fees with respect thereto as of the applicable Closing Date (the "Securities");

                           (ii) all right, title and interest and, with respect to the Wireless One DIP Note Purchase Agreement and the CAI Note Purchase Agreement, all obligations (other than liabilities for breaches thereof by, or other ob* ligations thereunder of, such Seller accrued prior to the assignment to Purchaser hereunder), if any, of Sellers in and to the Wireless One DIP Note Purchase Agreement, * Indenture, the * Indenture, the CAI Note Purchase Agreement, the CAI Senior Note Indenture, the * Indenture and the CS Indenture and any and all instruments, agreements and other writings executed in connection with or pursuant thereto, including, without limitation, those evidencing the securities (collectively, with the * Voting Agreement (as defined below), the "Securities Documents");


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                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


                           (iii) all right, title and interest of Sellers in and to any property, whether real or personal, tangible or intangible, of whatever kind and wherever located, whether now owned or hereafter acquired or created, in which a lien, encumbrance, security interest, mortgage, deed of trust, pledge, claim, set-off or charge of any kind (collectively, "Liens") had been granted or purported to have been granted pursuant to any of the Securities Documents (the "Collateral") and all right, title and interest in and to any and all instruments, agreements and other writings evidencing such a Lien or related to such Collateral, (collectively, the "Collateral Documents"); and

                           (iv) any and all rights, remedies, privileges, causes of action or claims of any Seller (whether known or unknown) against any person or entity which in any way is based upon, arises out of, or is related to, any of the foregoing, including, without limitation, any "claims" within the meaning of section 101(5) of the Bankruptcy Code.

The items described in clauses (ii) through (iv) above, are referred to herein collectively as the "Assigned Rights".

                  3. Sellers wish to sell and assign, and Purchaser wishes to purchase and assume, subject to the terms and conditions hereof, all right, title and interest and all obligations of Sellers (other than liabilities for breaches thereof by, or other obligations thereunder of, Sellers accrued prior to the assignment to Purchaser hereunder) in and to the * Voting Agreement (as defined below).

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, Sellers and Purchaser agree as follows.

                                    ARTICLE I

                                PURCHASE AND SALE

                  SECTION 1.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement,

                  (a) at the Initial Closing (as hereinafter defined), each Seller shall sell, assign, transfer and convey to Purchaser (without recourse to such Seller), and Purchaser shall purchase and accept from each Seller from and after the Initial Closing Date (as hereinafter defined), all of such Seller's right, title and interest in and to the * Notes, the CAI Notes, the CAI A Note, the


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                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


CAI B Note, the * Notes and the CS Notes, together with all accrued and unpaid interest thereon and fees with respect thereto as of the Initial Closing Date and the Assigned Rights with respect to such Securities (the "Part I Securities") and Purchaser shall assume all of such Seller's obligations arising after the Initial Closing Date under the * Voting Agreement, the CAI A Note, the CAI B Note and the CAI Note Purchase Agreement;

                  (b) at the April Closing (as hereinafter defined), each Seller shall sell, assign, transfer and convey to Purchaser (without recourse to such Seller), and Purchaser shall purchase, accept and assume from Seller from and after the April Closing Date (as hereinafter defined), all of such Seller's obligations under and right, title and interest in and to the Wireless One DIP Note and Wireless One DIP Note Purchase Agreement, together with all accrued and unpaid interest thereon and fees with respect thereto as of the April Closing Date and the Assigned Rights with respect to such Securities (the "Part II Securities"); and

                  (c) at the Final Closing (as hereinafter defined), each Seller shall sell, assign, transfer and convey to Purchaser (without recourse to such Seller), and Purchaser shall purchase and accept from Seller from and after the Final Closing Date (as hereinafter defined), all of such Seller's right, title and interest in and to the CAI Stock.

                  SECTION 1.02. Purchase Price. As consideration for the sale, assignment, transfer, conveyance and delivery of the Securities and Assigned Rights contemplated in Section 1.01, Purchaser shall pay or cause to be paid an aggregate amount of $ * (the "Purchase Price"). The Purchase Price shall be allocated to each Seller with respect to each Closing Date as set forth in the attached Schedule I opposite such Closing Date.

                  SECTION 1.03. Closing. Upon the terms and subject to the conditions of this Agreement,

                  (a) the sale and purchase of the Part I Securities contemplated by this Agreement and the assignment and assumption of the * Voting Agreement shall take place at the closing (the "Initial Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 11:00 a.m., New York time on March 26, 1999 (the "Initial Closing Date") or at such other place or at such other time as Purchaser and Sellers mutually agree upon in writing.

                  (b) the sale and purchase of the Part II Securities contemplated by this Agreement shall take place at the closing (the "April Closing") to be held at the offices of


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                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


Shearman & Sterling, 599 Lexington Avenue, New York, New York at 11:00 a.m., New York time on April 15, 1999 (the "April Closing Date") or at such other place or at such other time as Purchaser and Sellers mutually agree upon in writing.*

                  (c) the sale and purchase of the CAI Stock contemplated by this Agreement shall take place at the closing (the "Final Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 11:00 a.m., New York time on the date that is 3 business days after the expiration or termination of any waiting period under the HSR Act (as hereinafter defined) applicable to the purchase of the CAI Stock contemplated hereby (the "Final Closing Date" and together with the Initial Closing Date and the April Closing Date, the "Closing Dates") or at such other place or at such other time as Purchaser and Sellers mutually agree upon in writing.

                  SECTION 1.04. Closing Deliveries by Sellers.

                  (a) On the Initial Closing Date, each Seller shall deliver or cause to be delivered to Purchaser all of such Seller's right, title and interest in and to:

                  (i) the Part I Securities, and all documentation related thereto, and whatever documents of conveyance or transfer may be necessary or desirable to transfer to and confirm in Purchaser, or at Purchaser's request, Purchaser's nominee, all right, title and interest in and to the Part I Securities, in each case without recourse or warranty to any Seller except as set forth in this Agreement, and Purchaser shall assume such Seller's obligations under the CAI A Note, the CAI B Note and the CAI Note Purchase Agreement (other than liabilities for breaches thereof by, or other obligations thereunder of, Seller accrued prior to the assignment to Purchaser hereunder), and deliver whatever documents of assumption may be necessary or desirable to reflect such assumption;

                  (ii) the * Voting Agreement, all documentation related thereto, and whatever documents of conveyance or transfer may be necessary or desirable to transfer to and confirm in Purchaser, or at Purchaser's request, Purchaser's nominee, all right, title and interest in and to the * Voting Agreement, without recourse or warranty to any Seller except as set forth in this Agreement, and Purchaser shall assume Sellers' obligations under the * Voting Agreement (other than liabilities for breaches thereof by, or other obligations thereunder of, Seller accrued prior to the assignment to Purchaser


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                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


         hereunder), and deliver whatever documents of assumption may be necessary or desirable * to reflect such assumption.

                  (b) on the April Closing Date, each Seller shall deliver or cause to be delivered to Purchaser all of such Seller's right, title and interest in and to the Part II Securities, and all documentation related thereto, and whatever documents of conveyance or transfer may be necessary or desirable to transfer to and confirm in Purchaser, or at Purchaser's request, Purchaser's nominee, all right, title and interest in and to the Part II Securities, in each case without recourse or warranty to any Seller except as set forth in this Agreement and Purchaser shall assume such Seller's obligations under the Wireless One DIP Note and Wireless One DIP Note Purchase Agreement (other than liabilities for breaches thereof by, or other obligations thereunder of, Seller accrued prior to the assignment to Purchaser hereunder), and deliver whatever documents of assumption may be necessary or desirable to reflect such assumption.

                  (c) on the Final Closing Date, each Seller shall deliver or cause to be delivered to Purchaser all of such Seller's right, title and interest in and to the CAI Stock and stock power duly executed by such Seller, and whatever documents of conveyance or transfer may be necessary or desirable to transfer to and confirm in Purchaser, or at Purchaser's request, Purchaser's nominee, all right, title and interest in and to the CAI Stock, without recourse or warranty to any Seller except as set forth in this Agreement.

                  SECTION 1.05. Closing Deliveries by Purchaser. On each Closing Date, Purchaser shall deliver to each Seller in same day funds, by wire transfer to an account to be designated by such Seller, the portion of the Purchase Price to be paid to such Seller on such Closing Date in the amount set forth in
Schedule I opposite such Closing Date.

                                   ARTICLE II

                           REPRESENTATIONS, WARRANTIES
                            AND COVENANTS OF SELLERS

                  SECTION 2.01. Representations and Warranties and Covenants of Sellers. Each Seller, severally and not jointly and each solely as to itself, hereby represents, warrants and covenants to Purchaser as of the date hereof that:


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                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


                  (a) Such Seller is the sole legal and beneficial owner and holder of the Securities and the Assigned Rights to be assigned by it hereunder and has undivided good title to such Securities and Assigned Rights, free and clear of any lien, security interest or other adverse claim, except the Agreement Concerning Voting dated * with respect to the * Notes (the " * Voting Agreement") and such Securities are not subject to any prior sale, transfer, assignment or participation by such Seller or any agreement by such Seller to assign, convey, transfer or participate, in whole or in part;

                  (b) Such Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder and thereunder, and the execution, delivery and performance by it of this Agreement does not violate its charter or bylaws or any law, rule, regulation, order or decree applicable to it and does not conflict with or result in the breach of any contract or other instrument binding upon it;

                  (c) This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles, provided, however, that such Seller makes no representation in this Section 2.01(c) with respect to the collectability or enforceability of any of the Securities or the Securities Documents or any portion thereof;

                  (d) No notice to, registration or filing with, consent or approval of, or other action by, any person or federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, is required in connection with the due execution, delivery and performance of this Agreement by such Seller and the sale by such Seller of the Securities to be assigned by it hereunder, except with respect to the Wireless One DIP Note, the filing under Section 13(g) of the Securities Exchange Act of 1934 (the "Securities Exchange Act") in connection with the sale of the CAI Stock and as otherwise provided for herein;

                  (e) Prior to the closing of the purchase of a Security hereunder (other than the Wireless One DIP Note), Seller shall consult with Purchaser with respect to the exercise of any material right under or relating to, and the taking of any material action with respect to, the Securities or Assigned Rights, provided, however, that any investment, voting or other decision relating to the Securities shall remain with and in the sole discretion of Sellers. Prior to the closing of the purchase of a Security hereunder (other than the Wireless One DIP Note) Seller shall not knowingly exercise any rights under or relating to, or take any action with respect to,



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                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


the Securities or Assigned Rights which would have the effect of adversely affecting the ability to consummate the transactions contemplated hereby or materially lessen the benefits or rights that Purchaser would otherwise receive in connection with the transactions contemplated hereby. Subject to Section 6.11 hereof and for the period from the date hereof through the April Closing Date, Seller shall promptly advise Purchaser if Seller determines in its discretion that it is necessary to disclose the sale of its interest in the Wireless One DIP Note.

                  (f) Other than this Agreement, neither Seller has entered into any written contract, agreement or other documents conveying or purporting to convey rights to any person or entity that relate to the Securities or the Assigned Rights other than the Securities Documents and the * Voting Agreement;

                  (g) Neither Seller has made any filings under Rule 144 under the Securities Act of 1933 (the "Securities Act"), Section 13(d), Section 13(g) or Section 16 of the Securities Exchange Act, or any other statute, rule or regulation under the federal securities laws relating to the transactions contemplated hereby or the Securities, except for a Schedule 13G filing with respect to the CAI Stock. Neither Seller has made any public disclosure of any kind relating to this Agreement or the transactions contemplated hereby except that Sellers have made disclosure and may hereafter make disclosure to employees, officers, directors and advisors or other persons subject to appropriate obligations of confidentiality (whether in writing or otherwise). To the best of such Seller's knowledge, such Seller is not required to make any filing with respect to the Securities or the transactions contemplated hereby under Rule 144 of the Securities Act, Section 13(d), Section 13(g) or Section 16 of the Securities Exchange Act, or any other statute, rule or regulation under the federal securities laws prior to April 25, 1999; provided, however, if such Seller determines that any such filing shall be required prior to April 25, 1999, such Seller shall promptly advise Purchaser of any determination that such filing is necessary and prior to the making of such filing;

                  (h) Neither Seller possesses any other right, title or interest of any kind in any issuer of the Securities other than the Securities and the Assigned Rights. Except as disclosed to Purchaser prior to the execution of this Agreement, no Seller possesses any interest of any kind in or has any representatives on the board of directors of any person or entity whose primary business, to such Seller's actual knowledge, is in the wireless CATV industry or the use of MMDS, MDS, ITFS or H channels. Within six months after the execution of this Agreement, except for securities of * , a Delaware corporation and debtor and debtor in possession under a case pending under chapter 11 of the Bankruptcy Code (" * ") owned by Sellers on the date hereof or any consideration distributed under * 's plan of reorganization confirmed in * 's


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                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


chapter 11 case in respect of such securities, no Seller shall purchase or otherwise acquire any interest of any kind in or have any representatives on the board of directors of any person or entity, to the actual knowledge of such Seller, whose primary business is in the wireless CATV industry or the use of MMDS, MDS, ITFS or H channels;

                  (i) (i) To the best of such Seller's knowledge, such Seller has not breached or violated the terms and conditions of the * Voting Agreement, the Wireless One DIP Note, the Wireless One DIP Note Purchase Agreement, the CAI A Note, the CAI B Note or the CAI Note Purchase Agreement (the "Assumed Agreements") and (ii) Seller has not taken any action with respect to the Securities that would materially impair the ability of Purchaser, upon consummation of the transactions contemplated hereby, to exchange any of the Securities for any type of securities in any existing or potential bankruptcy proceedings of the issuer of such Securities. Seller shall satisfy any of its obligations that accrue prior to the assumption thereof by Purchaser under the Assumed Agreements;

                  (j) Each Seller is a sophisticated buyer and with respect to the Securities, has adequate information concerning the business and financial condition of each issuer of such Securities to make an informed decision regarding the Securities, and has independently, without reliance upon Purchaser and based on such information as it deemed appropriate, made its own analysis and decision to enter into this Agreement and each Seller acknowledges and agrees that Purchaser may possess material information with respect to any issuer of such Securities not known to such Seller or otherwise publicly available which may be material to a decision to sell the Securities (the "Non-public Information"), that such Seller has determined to sell the Securities notwithstanding its lack of knowledge of the Non-public Information, and that Purchaser shall not have any liability to Seller to the extent such liability arises from, is caused by or relates to the non-disclosure of the Non-public Information and such Seller hereby releases Purchaser therefrom with respect to such nondisclosure; provided that the foregoing shall not operate to lessen any liability for the breach of any other representation, warranty or covenant contained herein.


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                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


                                   ARTICLE III

                           REPRESENTATIONS, WARRANTIES
                           AND COVENANTS OF PURCHASER

                  SECTION 3.01. Representations, Warranties and Covenants of Purchaser. Purchaser hereby represents, warrants and covenants to Seller as of the date hereof that:

                  (a) Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement, and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder and thereunder, and the execution, delivery and performance by it of this Agreement does not violate its charter or bylaws or any law, rule, regulation, order or decree applicable to it and does not conflict with or result in the breach of any contract or other instrument binding upon it;

                  (b) No notice to, registration or filing with, consent or approval of, or other action by, any person or federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, is required in connection with the due execution, delivery and performance of this Agreement by Purchaser or the purchase by Purchaser of the Securities, except as provided for herein;

                  (c) This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles;

                  (d) Purchaser is a sophisticated buyer and with respect to the Securities, has adequate information concerning the business and financial condition of each issuer of such Securities to make an informed decision regarding the Securities, and has independently, without reliance upon any Seller and based on such information as it deemed appropriate, made its own analysis and decision to enter into this Agreement and Purchaser acknowledges and agrees that each Seller may possess material information with respect to any issuer of such Securities not known to the Purchaser or otherwise publicly available which may be material to a decision to buy the Securities (the "Seller Non-public Information"), that Purchaser has determined to acquire the Securities notwithstanding its lack of knowledge of the Non-public Information, and that no Seller shall have any liability to Purchaser to the extent such liability arises from, is

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


caused by or relates to the non-disclosure of the Seller Non-public Information and Purchaser hereby releases each Seller therefrom with respect to such nondisclosure; provided that the foregoing shall not operate to lessen any liability for the breach of any other representation, warranty or covenant contained herein;

                  (e) Purchaser acknowledges that no Seller has made nor makes any representation or warranty, whether express or implied, except as expressly set forth in this Agreement. Purchaser acknowledges that the sale of the Securities to Purchaser by each Seller is irrevocable, and that Purchaser shall have no recourse to any Seller, except with respect to breaches of representations, warranties and covenants expressly set forth in this Agreement and the put set forth in Section 5.01. Purchaser acknowledges that the consideration paid pursuant hereto for the purchase of the Securities may differ both in kind and amount from any payments or distributions that ultimately may be received by Purchaser with respect thereto. Purchaser acknowledges that it is assuming the risk of full or partial loss which is inherent with each of the Securities, and all collectability risks associated therewith; provided that the foregoing shall not operate to lessen any liability for the breach of any other representation, warranty or covenant contained herein;

                  (f) Purchaser is an "accredited investor" within the meaning of Section 2(15) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Purchaser is purchasing the Securities without a view toward selling or distributing the Securities in a manner that would violate applicable securities laws and Purchaser has not solicited or received any offer from any third party to purchase any of the Securities; provided, however, that Purchaser may exchange the Securities with any issuer of such Securities for other securities of such issuer or other consideration and Purchaser may transfer the Securities to one or more of its affiliates. Purchaser acknowledges that the sale of the Securities was not in any way solicited by any Seller or any of its affiliates or advisors;

                  (g) Purchaser hereby acknowledges that, except as otherwise provided in this Agreement, no Seller (i) makes any representation or warranty whatsoever with respect to any statements, warranties or representations made by other persons or entities in or in connection with the Securities Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien, security interest, pledge, charge, encumbrance, assignment, financing statement or other security created or purported to be created under or in connection with, the Securities Documents nor (ii) makes any representation or warranty nor assumes any responsibility with respect to the financial condition of any issuer of the Securities or the performance or observance by any party (other than a Seller) to the Securities Documents of any of its obligations under any of the Securities Documents;

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


                  (h) Purchaser has not engaged any third party as broker or finder or incurred or become obligated to pay any broker's commission or finder's fee in connection with the transactions contemplated by this Agreement, other than Donaldson, Lufkin and Jenrette Securities Corporation for whose fees and expenses Purchaser shall be solely responsible;

                  (i) Purchaser acknowledges that the sale of the Securities to Purchaser has not been registered under the Securities Act and that the Securities may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such exemption is required by applicable law, and the issuer thereof is not required to register such Security;

                  (j) Purchaser shall make an appropriate filing pursuant to the HSR Act (as hereinafter defined) with respect to the transfer (i) of the CAI Stock and (ii) of more than 50% of the capital stock of CAI as soon as practicable after April 15, 1999 and shall supply as promptly as practicable to the appropriate governmental authorities any additional information and documentary material that may be requested pursuant to the HSR Act. Purchaser shall, to the extent Purchaser deems it reasonable to do so, contest any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any governmental authority seeking to restrain, enjoin or alter the transactions contemplated by this Agreement and attempt to avoid the imposition of such restraint, injunction or alteration, and if any such order, writ, judgment, injunction, decree, stipulation or award (an "Order") has been granted by any governmental authority, to the extent Purchaser deems it reasonable to do so, attempt to have such Order vacated or lifted;

                  (k) Purchaser shall file or cause to be filed the application(s) for the FCC's consent to acquisition of more than 50% of the capital stock of CAI as soon as practicable after April 15, 1999 and shall supply as promptly as possible any additional information and documentary material that may be requested by the FCC in order to obtain such consent;

                  (l) Purchaser or an affiliate of Purchaser is legally qualified under all relevant laws and regulations to hold the FCC licenses, and to receive any authorization from any other federal, state or local regulatory or governmental authority necessary to consummate the transactions contemplated by this Agreement; and

                  (m) Purchaser is not an affiliate of CAI.

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


                                   ARTICLE IV

                              CONDITIONS TO CLOSING

                  SECTION 4.01. Conditions to Obligations of Sellers. The obligations of each Seller to assign, sell, transfer and convey the Securities and the Assigned Rights to Purchaser on the applicable Closing Date shall be subject to the fulfillment of each of the following conditions on such Closing
Date:

                  (a) such Seller shall have received on such Closing Date payment of its portion of the Purchase Price allocable to the Securities to be sold to Purchaser on such Closing Date;

                  (b) the representations and warranties of Purchaser contained in this Agreement shall have been true and correct in all material respects when made and as of such Closing Date (it being agreed that such representations and warranties shall be deemed to have been confirmed by Purchaser as of such Closing Date, without the need for further written certification, unless Purchaser shall have notified each Seller in writing to the contrary prior to the such Closing Date);

                  (c) Purchaser shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or prior to such Closing Date;

                  (d) Purchaser shall have executed the * Voting Agreement or an assumption agreement relating thereto; and

                  (e) There shall not have been instituted and there shall not be pending any action or proceeding before any court of competent jurisdiction or governmental agency or regulatory or administrative body, and no order or decree shall have been entered in any action or proceeding before such court, agency or body, (i) for the purpose of enjoining or preventing the consummation of the transactions contemplated hereunder or (ii) which claims that this Agreement, the transactions contemplated hereby or the consummation thereof is illegal; provided that prior to invoking this condition, such Seller shall have used its reasonable best efforts to have any such action, proceeding or notice withdrawn or dismissed or such order or decree vacated.


---------------
* Confidential portions omitted pursuant to a confidential treatment request and filed separately with Securities and Exchange Commission

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


                  SECTION 4.02. Conditions to Obligations of Purchaser. The obligations of Purchaser to purchase and accept assignment of the Securities and the Assigned Rights and to assume the obligations contemplated hereby from any Seller on the applicable Closing Date shall be subject to the fulfillment of each of the following conditions on or prior to such Closing Date:

                  (a) On the Initial Closing Date, Purchaser shall have received, in each case without recourse or warranty to any Seller except as set forth in this Agreement, the deliveries required by Section 1.04(a);

                  (b) On the April Closing Date, Purchaser shall have received, in each case without recourse or warranty to any Seller except as set forth in this Agreement, the deliveries required by Section 1.04(b);

                  (c) Each Seller shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or prior to such Closing Date;

                  (d) on the Final Closing Date, Purchaser shall have received, without recourse or warranty to any Seller except as set forth in this Agreement, the deliveries required by Section 1.04(c);

                  (e) the representations and warranties of each Seller contained in this Agreement shall have been true and correct in all material respects when made and as of such Closing Date (it being agreed that such representations and warranties shall be deemed to have been confirmed by such Seller as of such Closing Date, without the need for further written certification, unless such Seller shall have notified Purchaser in writing to the contrary prior to such Closing Date);

                  (f) with respect to the Final Closing Date, any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") applicable to the purchase of more than 50% of the capital stock of CAI shall have expired or been terminated; provided however, that the condition set forth in this Section 4.02(f) cannot be waived by Purchaser;

                  (g) There shall not have been instituted and there shall not be pending any action or proceeding before any court of competent jurisdiction or governmental agency or regulatory or administrative body, and no order or decree shall have been entered in any action or proceeding before such court, agency or body, (i) for the purpose of enjoining or preventing the consummation of the transactions contemplated hereunder, (ii) which claims that this Agreement, the transactions contemplated hereby or the consummation thereof is illegal or (iii) requiring or seeking to require divestiture by Purchaser or any issuer of the Securities of all or any material

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


portion of their respective businesses, securities or assets as a result of the transactions contemplated hereby; provided that prior to invoking this condition, Purchaser shall have used its reasonable best efforts to have any such action, proceeding or notice withdrawn or dismissed or such order or decree vacated.


                                    ARTICLE V

                                    THE PUTS

                  SECTION 5.01. Purchaser Put Option. (a) Notwithstanding anything contained herein to the contrary, Purchaser shall have a Put Right (as herein defined) that shall become exercisable upon the earlier of (i) June 21, 1999 if the Waiting Condition (as herein defined) is satisfied, or (ii) the satisfaction of the Denial Condition (as hereinafter defined) ((i) and (ii) shall be referred to as "Trigger Events"). The "Waiting Condition" is satisfied if any of the following are true: (1) the FCC has not consented to the transfer of more than 50% of the capital stock of CAI to Purchaser, (2) the FCC has not consented to the transfer of a controlling interest in CS to Purchaser (and such consent is required), or (3) any waiting period under the HSR Act applicable to the purchase of more than 50% of the capital stock of CAI shall not have expired or been terminated. The "Denial Condition" is satisfied if any of the following are true: (A) the FCC has denied its consent to the transfer of more than 50% of the capital stock of CAI to Purchaser, or (B) the FCC has denied its consent to the transfer of a controlling interest in CS to Purchaser. "Put Right" means Purchaser's right to put the Put Securities (as hereinafter defined) to Seller. Purchaser shall have three business days following the occurrence of a Trigger Event to give notice of its intent to exercise its Put Right. In such notice Purchaser shall specify a date ("Put Exercise Date") upon which it intends to exercise the Put Right, which Put Exercise Date shall be within five business days of the Trigger Event. Subject to the conditions precedent in (b) below, on the Put Exercise Date, the Seller shall purchase from Purchaser and Purchaser shall sell to Sellers all, but not less than all, of the Securities, the Assigned Rights and the Wireless One Voting Agreement purchased by Purchaser prior to the Put Exercise Date, or any securities, properties or other consideration received (i) in exchange therefor pursuant to any bankruptcy proceeding, (ii) pursuant to any stock split or stock dividend or (iii) otherwise in connection with the Securities (the "Put Securities"). The aggregate purchase price for the Put Securities shall be an amount equal to the portion of the Purchase Price paid by Purchaser for such Securities (the "Put Exercise Price"). Subject to the conditions set forth in (b) below, upon the exercise of the Put Right by Purchaser, Purchaser shall deliver to Sellers the Securities previously sold to Purchaser, and all documentation related thereto, and whatever documents of conveyance or transfer may be necessary or desirable to transfer to and confirm in such Seller, or at such Seller's request, Seller's nominee, all right, title and interest in and to such Securities, in each case without recourse or warranty to Purchaser except as set forth in this Agreement, and such Seller shall assume Purchaser's obligations under the Assumed Agreements (other than liabilities for

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


breaches thereof by, or other obligations thereunder of, Purchaser accrued prior to the assignment to Seller hereunder), and deliver whatever documents of assumption may be necessary or desirable to reflect such assumption and such Seller shall pay to Purchaser the Put Exercise Price by wire transfer of immediately available funds. Upon the closing of the put transaction, this Agreement shall terminate and be of no further force or effect except for provisions that survive termination.

                  (b) (i) The right of Purchaser to exercise the put and the obligation of Sellers to purchase the Put Securities is subject to each of the following conditions:

                      (x) with respect to the Assumed Agreements, Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions contained in the Securities Documents related to the Put Securities which are required to be performed or complied with by it on or before the Put Exercise Date;

                      (y) from the date such Securities were purchased by Purchaser hereunder, no material amendment, modification or change has been made by or on behalf of or consented to by Purchaser to the terms or conditions of such Security or Securities Documents that would reasonably be likely to be materially adverse to a holder of such Security;

                      (z) Purchaser represents and warrants to Sellers that, as of the Put Exercise Date, Purchaser is the sole legal and beneficial owner and holder of the Put Securities and has undivided good title to such Put Securities, free and clear of any lien, security interest or other adverse claim, and such Put Securities are not subject to any prior sale, transfer, assignment or participation by Purchaser or any agreement by Purchaser to assign, convey, transfer or participate in whole or in part.

                 (ii) Each Seller may, in its sole and absolute discretion, waive the conditions in Section (b)(i)(x) and (b)(i)(z) above if Purchaser provides Sellers with an indemnification satisfactory to each Seller.

                                   ARTICLE VI

                                  MISCELLANEOUS

                 SECTION 6.01. Further Assurances. Each Seller and Purchaser each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


                  SECTION 6.02. Receipt of Information and Interest. Seller shall (a) use all reasonable efforts promptly to advise Purchaser of any notices it receives under the Securities, the Securities Documents or the Assigned Rights from and after the date hereof, to the extent such notices have been sent to all holders of such Securities, are not subject to any separate confidentiality arrangements, do not contain any proprietary information or do not relate to the Wireless One DIP Note and (b) at Purchaser's request, promptly forward any such notices that it receives to Purchaser. If Seller shall receive any interest or other distribution in respect of any of the Securities that accrued for the period following the applicable Closing Date with respect to such Security, Seller shall promptly pay to Purchaser such interest or other distribution it received.

                  SECTION 6.03. Amendment; Waiver; Remedies. This Agreement shall not be amended or otherwise modified unless in writing and signed by the parties hereto. No failure on the part of either party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof by such party, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each party provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or in equity.

                  SECTION 6.04. Notices. All notices and other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered, if sent by registered or certified mail (return receipt requested), (b) when delivered, if delivered personally, (c) when transmitted, if sent by facsimile if a confirmation of transmission is produced by the sending machine or (d) when delivered, if sent by overnight mail or overnight courier, in each case to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


                           If to Sellers, at:

                              *

                           with a copy (which shall not constitute notice) to:
                              *

                           If to Purchaser, at:

                           MCI WORLDCOM, Inc.
                           3060 Williams Drive, Suite 600
                           Fairfax, VA 22031
                           Attention:    Robert Finch
                                         Vice President - Strategic Development
                           Fax: (703) 645-4637

                           with a copy (which shall not constitute notice) to:
                           P. Bruce Borghardt
                           General Counsel - Corporate Development
                           MCI WORLDCOM, Inc.
                           10777 Sunset Office Drive, Suite 330
                           St. Louis, MO 63127
                           Fax: (314) 909-4101

                  SECTION 6.05. Costs and Expenses. The Sellers and Purchaser shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys' fees. In the event of litigation or other proceedings arising out of the interpretation or enforcement of this Agreement or any document, instrument or agreement executed pursuant hereto, the prevailing party shall be entitled to receive its out-of-pocket costs and expenses incurred in connection with such litigation or proceedings, including, without limitation, reasonable attorneys' fees and expenses.

                  SECTION 6.06. Survival. Subject to Section 5.01, the agreements, covenants, representations and warranties of the parties contained herein shall survive the consummation of the transactions contemplated hereby.


-----------------
* Confidential portions omitted pursuant to a confidential treatment request and filed separately with Securities and Exchange Commission

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


                  SECTION 6.07. Successors and Assigns. This Agreement shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that no party shall assign its rights and obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any purported assignment absent such consent shall be void.

                  SECTION 6.08. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  SECTION 6.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each party to this Agreement hereby irrevocably consents to the jurisdiction of the United States District Court for the Southern District of New York located in the State and City of New York in any action to enforce, interpret or construe any provision of this Agreement or of any other agreement or document delivered in connection herewith and hereby waives any objection to venue, whether by reason of improper venue, forum non conveniens or lack of personal jurisdiction or otherwise, to any such action brought in that Court.

                  SECTION 6.10. Waiver of Trial by Jury. Each Seller and Purchaser each hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with this Agreement, the Securities Documents, any related documents and agreements or any course of conduct, course of dealing, or statements (whether verbal or written) in connection therewith.

                  SECTION 6.11. Confidentiality. No party hereto shall disclose any Confidential Information (as defined below) to any third party without the prior written consent of the other party hereto, other than (a) to the officers, directors, employees, agents and advisors of such party or its affiliates who have a need to know such Confidential Information and are subject to appropriate confidentiality obligations, (b) as and only to the extent required by applicable law, rule, regulation or judicial process, (c) as and only to the extent requested or required by any state, federal or foreign authority or examiner regulating any of Sellers or Purchaser and (d) information that, at the time of disclosure or thereafter is generally available to the public (other than as a result of a disclosure in violation of the terms of this Section); provided, however, that prior to any disclosure under parts (b) or (c), such party shall promptly advise the other party when requested or required to make a disclosure thereunder. For purposes of this Section 6.11, "Confidential Information" means any information related to or in connection with the identity of the parties hereto or the price or value of any interest transferred hereunder or the existence or terms of this Agreement. This Section 6.11 shall survive the termination of this Agreement.

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


                  SECTION 6.12. No-Shop. No Seller including the employees, officers, directors and agents of the Seller shall make, solicit, assist or initiate any inquiry or proposal, or provide any information to or participate in any negotiations with, any corporation, partnership, agent, attorney, financial advisor, person, or other entity or group (other than Purchaser) ("Third Parties") for the purpose of consummating any sale, transfer or other disposition of the Securities or Assigned Rights ("Disposition"). Each Seller acknowledges that entering into any contract or agreement with any Third Party with respect to any Disposition, even if any such Disposition were conditional upon the termination of this Agreement or nonconsummation of the transactions contemplated hereby, would violate this Agreement.

                  SECTION 6.13. Miscellaneous. (a) This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings relating to the subject matter hereof.

                  (b) All payments made hereunder shall be made without any set-off or counterclaim.

                  (c) If any provision of this Agreement shall be determined to be unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms unless to do so would frustrate the purpose of the parties in entering into this Agreement, in which case the party whose purpose is frustrated shall have the right to terminate this Agreement without liability or obligation hereunder except for the provisions which provide that they shall survive the termination of this Agreement.

                  (d) Each Seller and Purchaser agree that no adequate remedy at law may exist for breach of certain of their respective obligations under this Agreement, and that therefore in the event any party hereto fails to comply with its obligations hereunder, the other party hereto shall have the right to obtain specific performance of the obligations of such defaulting party, injunctive relief or such other equitable relief as may be available.

                  (e) The section captions and headings in this Agreement are for convenience only and are not intended to be full or accurate descriptions of the contents thereof. They shall not be deemed to be part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provision hereof.

                  (f) Each Seller and Purchaser intend and agree that the transactions contemplated hereby shall not (i) constitute a loan by Purchaser to any Seller nor (ii) result in the

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


creation of any trust or fiduciary relationship between Purchaser and any Seller, or in the creation of a joint venture between such parties.

                  (g) For purposes of this Agreement, the term "Securities" shall be deemed to include any securities, properties or other consideration received by the holder of such Securities (i) in exchange therefor pursuant to any bankruptcy proceeding, (ii) pursuant to any stock split or stock dividend or
(iii) otherwise in connection with the Securities following the execution of this Agreement and prior to the applicable Closing Date or the Put Exercise Date, as the case may be.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized signatories as of the date first above written.


                                             *


                                             By
                                               --------------------------------
                                                Name:
                                                Title:


---------------
* Confidential portions omitted pursuant to a confidential treatment request and filed separately with Securities and Exchange Commission

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


                                             *

                                             By
                                               --------------------------------
                                                Name:
                                                Title:

                                             MCI WORLDCOM, INC.

                                             By  /s/ CHARLES T. CANNADA
                                               --------------------------------
                                                Name:   Charles T. Cannada
                                                Title:  Senior Vice President




---------------
* Confidential portions omitted pursuant to a confidential treatment request and filed separately with Securities and Exchange Commission

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


                                   SCHEDULE 1

Closing Date                                  Purchase Price
------------                                  --------------
                                      *             *              Aggregate
                                  -------        -------           ---------

                        Part I

Initial Closing Date              $   *          $   *               $   *
                                  -------        -------             -------



                        Part II

April Closing Date                $   *          $   *               $   *
                                  -------        -------             -------


                        Part III

Final Closing Date                $   *          $   *               $   *
                                  -------        -------             -------


                                  TOTAL PURCHASE PRICE:              $   *
                                                                     ========

--------
* Confidential portions omitted pursuant to a confidential treatment request and filed separately with Securities and Exchange Commission